Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders of

The Advanced Series Trust:

We consent to the incorporation by reference in this registration statement (Nos. 811-05186 and 033-24962) on Form N-1A of our report dated February 22, 2008, with respect to the statements of assets and liabilities, including the portfolios of investments, of the Advanced Series Trust (comprised of AST Advanced Strategies Portfolio, AST Aggressive Asset Allocation Portfolio, AST AllianceBernstein Core Value Portfolio, AST AllianceBernstein Growth & Income Portfolio, AST AllianceBernstein Managed Index 500 Portfolio, AST American Century Income & Growth Portfolio, AST American Century Strategic Allocation Portfolio, AST Balanced Asset Allocation Portfolio, AST Capital Growth Asset Allocation Portfolio, AST CLS Growth Asset Allocation Portfolio, AST CLS Moderate Asset Allocation Portfolio, AST Cohen & Steers Realty Portfolio, AST Conservative Asset Allocation Portfolio, AST DeAM Large-Cap Value Portfolio, AST DeAM Small Cap Value Portfolio, AST Federated Aggressive Growth Portfolio, AST First Trust Balanced Target Portfolio, AST First Trust Capital Appreciation Target Portfolio, AST Goldman Sachs Concentrated Growth Portfolio, AST Goldman Sachs Mid-Cap Growth Portfolio, AST Goldman Sachs Small-Cap Value Portfolio, AST High Yield Portfolio, AST Horizon Growth Asset Allocation Portfolio, AST Horizon Moderate Asset Allocation Portfolio, AST International Growth Portfolio, AST International Value Portfolio, AST JP Morgan International Equity Portfolio, AST Large Cap Value Portfolio, AST Lord Abbett Bond-Debenture Portfolio, AST Marsico Capital Growth Portfolio, AST MFS Global Equity Portfolio, AST MFS Growth Portfolio, AST Mid-Cap Value Portfolio, AST Money Market Portfolio, AST Neuberger Berman Mid-Cap Growth Portfolio, AST Neuberger Berman Mid-Cap Value Portfolio, AST Neuberger Berman Small-Cap Growth Portfolio, AST Niemann Capital Growth Asset Allocation Portfolio, AST PIMCO Limited Maturity Bond Portfolio, AST PIMCO Total Return Bond Portfolio, AST Preservation Asset Allocation Portfolio, AST Small-Cap Growth Portfolio, AST Small-Cap Value Portfolio, AST T. Rowe Price Asset Allocation Portfolio, AST T. Rowe Price Global Bond Portfolio, AST T. Rowe Price Large Cap Growth Portfolio, AST T. Rowe Price Natural Resources Portfolio, AST UBS Dynamic Alpha Portfolio and AST Western Asset Core Plus Bond Portfolio, hereafter referred to as the “Funds”) as of December 31, 2007, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended and the financial highlights for each of the years in the five-year period then ended, which report appears in the December 31, 2007 annual report on Form N-CSR of the Funds.

We also consent to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Other Service Providers” and “Financial Statements” in the Statement of Additional Information.

KPMG LLP

New York, New York

April 14, 2008